Exhibit 5.1

April 27, 2018

Lennar Corporation

700 N.W. 107th Avenue

Miami, FL 33172

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Lennar Corporation (the “Company”), a Delaware corporation, and the subsidiary guarantors (the “Subsidiary Guarantors”) named on Schedule I hereto, and have acted as such in connection with the filing of a Registration Statement on Form S-4 on the date hereof (as it may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and exchange (the “Exchange Offers”) by the Company of up to (i) $267,708,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2020 (the “New 6.625% 2020 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 6.625% Senior Notes due 2020 (the “Original 6.625% 2020 Notes”), including related guarantees, (ii) $300,000,000 aggregate principal amount of the Company’s 2.95% Senior Notes due 2020 (the “New 2.95% 2020 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 2.95% Senior Notes due 2020 (the “Original 2.95% 2020 Notes”), including related guarantees, (iii) $397,610,000 aggregate principal amount of the Company’s 8.375% Senior Notes due 2021 (the “New 8.375% 2021 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 8.375% Senior Notes due 2021 (the “Original 8.375% 2021 Notes”), including related guarantees, (iv) $291,965,000 aggregate principal amount of the Company’s 6.25% Senior Notes due 2021 (the “New 6.25% 2021 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 6.25% Senior Notes due 2021 (the “Original 6.25% 2021 Notes”), including related guarantees, (v) $240,805,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2022 (the “New 2022 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 5.375% Senior Notes due 2022 (the “Original 2022 Notes”), including related guarantees, (vi) $421,441,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2024 (the “New 2024 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Original 2024 Notes”), including related guarantees, (vii) $395,535,000 aggregate principal amount of the Company’s 5.25% Senior Notes due 2026 (the “New 2026 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 5.25% Senior Notes due 2026 (the “Original 2026 Notes”), including related guarantees, (viii) $347,343,000 aggregate principal amount of the Company’s 5.00% Senior Notes due 2027 (the “New 5.00% 2027 Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 5.00% Senior Notes due 2027 (the “Original 5.00% 2027 Notes”), including

Lennar Corporation

April 27, 2018

related guarantees, and (ix) $900,000,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2027 (the “New 4.75% 2027 Notes” and, together with the New 6.625% 2020 Notes, the New 2.95% 2020 Notes, the New 8.375% 2021 Notes, the New 6.25% 2021 Notes, the New 2022 Notes, the New 2024 Notes, the New 2026 Notes and the New 5.00% 2027 Notes, the “New Notes”), including related guarantees, for an equal principal amount of the Company’s outstanding 4.75% Senior Notes due 2027 (the “Original 4.75% 2027 Notes” and, together with the Original 6.625% 2020 Notes, the Original 2.95% 2020 Notes, the Original 8.375% 2021 Notes, the Original 6.25% 2021 Notes, the Original 2022 Notes, the Original 2024 Notes, the Original 2026 Notes and the Original 5.00% 2027 Notes, the “Original Notes”), including related guarantees. The Original Notes were issued only to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

Each series of Original Notes were issued under, and the corresponding New Notes will be issued under, the applicable Indenture described on Schedule II hereto (each, an “Indenture”, and collectively, the “Indentures”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The New Notes will be guaranteed by guarantees of the Subsidiary Guarantors (the “Guarantees”).

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement, (ii) each Indenture, (iii) certified copies of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, (iv) the forms of global certificates evidencing the New Notes, (v) the form of notation of the Guarantees and (vii) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than the Company) under all applicable laws; (iv) the legal right and power of all parties (other than the Company) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization of all documents, agreements and instruments (including the Indentures) by all parties thereto (other than the Company) and the binding effect of such documents, agreements and instruments on all parties (other than (a) the Company and (b) for purposes of the opinions set forth in paragraphs 1 and 3 with respect to enforceability against the Subsidiary Guarantors of the Indentures and the Guarantees under the laws of the State of New York, the Subsidiary Guarantors); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Company) have been obtained by such parties; and (vii) the capacity of natural persons.

Lennar Corporation

April 27, 2018

A.     Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.     Each Indenture constitutes the valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with the terms thereof.

2.     Each series of New Notes, when duly executed and authenticated in accordance with the provisions of the applicable Indenture and issued by the Company in accordance with the terms of the applicable Indenture and the applicable Exchange Offer, will constitute legal, valid and binding obligations of the Company, will be entitled to the benefits of the applicable Indenture and will be enforceable against the Company in accordance with the terms thereof.

3.     The Guarantees, when duly endorsed, will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the applicable Indenture.

B.     The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1.     The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2.     The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

3.     The opinions in paragraphs 1 and 3 are further qualified by the following assumptions with respect to the Subsidiary Guarantors: (a) the valid existence and good standing of such entities under applicable state laws, (b) that such entities have the corporate, partnership, limited liability company or other power and authority to own their property and carry on their business as now being conducted and to execute, deliver and perform all of their obligations under the applicable Indenture and the Guarantees and to consummate the transactions contemplated thereby and to be consummated on their part

Lennar Corporation

April 27, 2018

and (c) the due authorization, execution and delivery by such entities of the applicable Indenture and the Guarantees.

4.     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Schedule I

Subsidiary Guarantors

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Aylon, LLC

Bainebridge 249, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Bellagio Lennar, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

Black Mountain Ranch, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

CalAtlantic Group, Inc.

CalAtlantic Homes of Arizona, Inc.

CalAtlantic Homes of Georgia, Inc.

CalAtlantic Homes of Indiana, Inc.

CalAtlantic Homes of Texas, Inc.

CalAtlantic Homes of Washington, Inc.

CalAtlantic Title, Inc.

Cambria L.L.C.

Cary Woods, LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cherrytree II LLC

CL Ventures, LLC

Coco Palm 82, LLC

Colonial Heritage LLC

Concord Station, LLP

Coventry L.L.C.

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

CPFE, LLC

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC

Darcy-Joliet L.L.C.

DBJ Holdings, LLC

DTC Holdings of Florida, LLC

Durrell 33, LLC

Estates Seven, LLC

EV, LLC

Evergreen Village LLC

Faria Preserve, LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

Fidelity Guaranty and Acceptance Corp.

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greystone Construction, Inc.

Greystone Homes of Nevada, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Hammocks Lennar LLC

Harveston, LLC

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Kendall Hammocks Commercial, LLC

Lagoon Valley Residential, LLC

Lakelands at Easton, L.L.C.

LB/L-Duc III Antioch 330 LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN - Belle Meade, LLC

LEN - Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

LEN-CG South, LLC

Lencraft, LLC

LenFive, LLC

LenFive Opco GP, LLC

LenFive Sub, LLC

LenFive Sub Opco GP, LLC

LenFive Sub II, LLC

LenFive Sub III, LLC

LENH I, LLC

Len-Hawks Point, LLC

Lennar Aircraft I, LLC

Lennar Arizona Construction, Inc.

Lennar Arizona, Inc.

Lennar Associates Management Holding Company

Lennar Associates Management, LLC

Lennar Avenue One, LLC

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Colorado Minerals LLC

Lennar Colorado, LLC

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Communities, Inc.

Lennar Construction, Inc.

Lennar Courts, LLC

Lennar Developers, Inc.

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Flamingo, LLC

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes NJ, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Tennessee, LLC

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Homes, LLC

Lennar Imperial Holdings Limited Partnership

Lennar International Holding, LLC

Lennar International, LLC

Lennar Layton, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Middletown, LLC

Lennar Multifamily Communities, LLC

Lennar New Jersey Properties, Inc.

Lennar New York, LLC

Lennar Northeast Properties LLC

Lennar Northeast Properties, Inc.

Lennar Northwest, Inc.

Lennar Pacific Properties Management, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar Point, LLC

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Riverside West, LLC

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan 1, LLC

Len-Verandahs, LLP

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMC Construction, LLC

LMC Malden Station Investor, LLC

LMI Contractors, LLC

LMI Glencoe Dallas Investor, LLC

LMI Lakes West Covina Investor, LLC

LMI Las Colinas Station, LLC

LMI Naperville Investor, LLC

LMI Park Central Investor, LLC

LMI-JC Developer, LLC

LMI-JC, LLC

LMI-West Seattle, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lori Gardens Associates, L.L.C.

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

NC Properties I, LLC

NC Properties II, LLC

North American Asset Development, LLC

North American Title Company, Inc.

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

PT Metro, LLC

Raintree Village II L.L.C.

Raintree Village L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC

Rivendell Joint Venture

Rivenhome Corporation

RMV, LLC

Rutenberg Homes of Texas, Inc.

Rutenberg Homes, Inc.

Rye Hill Company, LLC

Ryland Homes of California, Inc.

Ryland Homes Nevada, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

S. Florida Construction, LLC

San Lucia, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD.

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard L.L.C.

South Development, LLC

Southbank Holding, LLC

Spanish Springs Development, LLC

Spectrum Eastport, LLC

SPIC Del Sur, LLC

SPIC Dublin, LLC

Standard Pacific 1, Inc.

Standard Pacific Investment Corp.

Standard Pacific of Colorado, Inc.

Standard Pacific of Florida

Standard Pacific of Florida GP, Inc.

Standard Pacific of Las Vegas, Inc.

Standard Pacific of Orange County, Inc.

Standard Pacific of Tampa

Standard Pacific of South Florida GP, Inc.,

Standard Pacific of the Carolinas, LLC

St. Charles Active Adult Community, LLC

St. Charles Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Joint Venture

Strategic Holdings, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood, LLC

SunStreet Energy Group, LLC

TCO QVI, LLC

Temecula Valley, LLC

Terra Division, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

The Ryland Corporation

Treasure Island Holdings, LLC

Treviso Holding, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH - Flag, LLC

USH Equity Corporation

USH LEE, LLC

USH Woodbridge, Inc.

UST Lennar Collateral Sub, LLC

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

UST Lennar HW Scala SF Joint Venture

Valencia at Doral, LLC

Vineyard Point 2009, LLC

Watermark Realty, Inc.

Watermark Realty Referral, Inc.

WCI Communities, Inc.

WCI Communities, LLC

WCI Communities Management, LLC

WCI Communities Rivington, LLC

WCI Realty, Inc.

WCI Towers Northeast USA, Inc.

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Seattle Project X, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Wright Farm, L.L.C.

Schedule II

1.	6.625% Senior Notes due 2020	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

2.	2.95% Senior Notes due 2020	Indenture, dated as of November 29, 2017, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

3.	8.375% Senior Notes due 2021	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

4.	6.25% Senior Notes due 2021	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

5.	5.375% Senior Notes due 2022	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

6.	5.875% Senior Notes due 2024	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

7.	5.25% Senior Notes due 2026	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

8.	5.00% Senior Notes due 2027	Indenture, dated as of February 20, 2018, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee

9.	4.75% Senior Notes due 2027	Indenture, dated as of November 29, 2017, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee